SIMON®

3Q 2026 SUPPLEMENTAL

MONCLER
GUCCI

PORSCHE DESIGN

lululemon

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to FFO and Real Estate FFO.

3Q 2026 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Third Quarter 2026 Results,
Increases Guidance for Full Year 2026 Real Estate FFO Per Share and
Raises Quarterly Dividend
INDIANAPOLIS, November 5, 2026 – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2026.
“We delivered another quarter of excellent financial and operational results,” said Eli Simon, Chief Executive Officer, President and Chief Operating Officer. “Leasing momentum continued, rents and occupancy increased and shopper traffic growth accelerated for the third consecutive quarter, driving robust retailer sales growth across our portfolio. Today, we are once again increasing our full-year 2026 Real Estate FFO per share guidance and raising our quarterly dividend.”
Results for the Quarter
•
Net income attributable to common stockholders was $499.0 million, or $1.54 per diluted share, as compared to $606.2 million, or $1.86 per diluted share in 2025. Net income for the third quarter of 2026 includes non-cash after-tax losses of  $99.6 million, or $0.27 per diluted share, due to unrealized mark-to-market adjustments attributable to the Klépierre exchangeable bonds and the revaluation of an equity security that became publicly traded during the quarter and is held by one of our unconsolidated Other Platform Investments.

•
Real Estate Funds From Operations (“Real Estate FFO”) was $1.277 billion, or $3.37 per diluted share as compared to $1.215 billion, or $3.22 per diluted share in the prior year, an increase of 4.7%.

•
Funds From Operations (“FFO”) was $1.172 billion, or $3.09 per diluted share as compared to $1.228 billion, or $3.25 per diluted share in the prior year, inclusive of the $0.27 per diluted share non-cash after-tax losses in the current year period.

•
Domestic property Net Operating Income (“NOI”) increased 6.6% and portfolio NOI increased 6.7% compared to the prior year period.

Results for the Nine Months
•
Net income attributable to common stockholders was $1.462 billion, or $4.51 per diluted share, as compared to $1.576 billion, or $4.83 per diluted share in 2025.

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EARNINGS RELEASE
•
Real Estate FFO was $3.733 billion, or $9.82 per diluted share as compared to $3.484 billion, or $9.24 per diluted share in the prior year, an increase of 6.3%.

•
FFO was $3.464 billion, or $9.12 per diluted share as compared to $3.421 billion, or $9.07 per diluted share in the prior year.

•
Domestic property NOI increased 7.3% and portfolio NOI increased 7.2% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at September 30, 2026 was 96.5%, a 0.1% increase compared to 96.4% at September 30, 2025.

•
Base minimum rent per square foot was $62.75 at September 30, 2026, compared to $59.14 at September 30, 2025, an increase of 6.1%.

•
Reported retailer sales per square foot was $852 for the trailing 12 months ended September 30, 2026, compared to $742 at September 30, 2025, an increase of 14.8%.

Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.30 for the fourth quarter of 2026. This is an increase of  $0.10, or 4.5% year-over-year. The dividend will be payable on December 31, 2026 to shareholders of record on December 10, 2026.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on December 31, 2026 to shareholders of record on December 17, 2026.
Common Stock Repurchase Program
During the quarter ended September 30, 2026, the Company repurchased 1,137,182 shares of its common stock at an average price of  $207.98 per share for a total investment of  $236.5 million.
Capital Markets and Balance Sheet Liquidity
During the quarter, the Company completed a two-tranche senior notes offering totaling $800 million. Combined, the two new issues of senior notes had a weighted-average term of 7.7 years and a weighted-average coupon rate of 5.45%.
We also completed seven secured loan transactions totaling approximately $970 million (U.S. dollar equivalent). The weighted-average interest rate on these loans was 6.33%.
As of September 30, 2026, Simon had approximately $9.0 billion of liquidity consisting of  $1.3 billion of cash on hand, including its share of joint venture cash, and $7.7 billion of available capacity, net of outstanding commercial paper, under its $8.5 billion of total revolving credit facilities.

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EARNINGS RELEASE
2026 Guidance
The Company’s estimates for net income attributable to common stockholders per diluted share and Real Estate FFO per diluted share for the year ending December 31, 2026 are included in the table below and are reconciled in the Company’s supplemental information. The Company is increasing its outlook for full year 2026 Real Estate FFO per diluted share to $13.30 to $13.40, an increase of  $0.10 per diluted share from previous estimates.
	Current		Previous
	Low End	High End	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.32	$6.42	$6.47	$6.57
Estimated Real Estate FFO per share	$13.30	$13.40	$13.20	$13.30
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Thursday, November 5, 2026. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 12, 2026. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 10212388.
Supplemental Materials and Website
Supplemental information on our third quarter 2026 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and domestic and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real Estate FFO is FFO of the operating partnership less other platform investments and loss (gain) due to disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

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Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Simon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Simon can give no assurance that its expectations will be attained, and it is possible that Simon’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce, as well as evolving consumer preferences and purchasing habits; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities, or inappropriate or unacceptable behavior by visitors, at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; risks associated with artificial intelligence, including generative artificial intelligence technologies, and the evolving regulatory environment applicable to those technologies; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.
Simon discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. Simon may update that discussion in subsequent other periodic reports, but except as required by law, Simon undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUE:
Lease income	$1,681,393	$1,452,930	$4,969,633	$4,199,812
Management fees and other revenues	46,181	36,925	127,203	108,648
Other income	86,982	111,717	265,411	264,583
Total revenue	1,814,556	1,601,572	5,362,247	4,573,043
EXPENSES:
Property operating	180,827	149,811	523,026	426,447
Depreciation and amortization	510,768	338,639	1,429,541	1,005,748
Real estate taxes	126,335	115,400	394,200	328,168
Repairs and maintenance	31,600	25,595	104,487	81,975
Advertising and promotion	35,945	38,645	108,930	109,211
Home and regional office costs	70,349	64,282	207,847	186,912
General and administrative	11,164	16,091	77,468	43,018
Other	43,118	40,195	126,038	106,837
Total operating expenses	1,010,106	788,658	2,971,537	2,288,316
OPERATING INCOME BEFORE OTHER ITEMS	804,450	812,914	2,390,710	2,284,727
Interest expense	(287,590)	(242,790)	(844,417)	(702,509)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	(8,259)	(8,871)	(26,588)	71,636
Income and other tax benefit (expense)	22,565	(15,114)	31,691	(42,584)
Income from unconsolidated entities	152,992	143,916	250,871	297,150
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(129,565)	2,243	(160,602)	(84,977)
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	10,701	10,398	66,294	794
CONSOLIDATED NET INCOME	565,294	702,696	1,707,959	1,824,237
Net income attributable to noncontrolling interests	65,501	95,688	243,788	245,728
Preferred dividends	834	834	2,503	2,503
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$498,959	$606,174	$1,461,668	$1,576,006
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.54	$1.86	$4.51	$4.83

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	September 30, 2026	December 31, 2025
ASSETS:
Investment properties, at cost	$51,263,154	$50,946,067
Less – accumulated depreciation	21,829,576	20,701,510
	29,433,578	30,244,557
Cash and cash equivalents	569,941	823,147
Tenant receivables and accrued revenue, net	899,587	934,077
Investment in other unconsolidated entities, at equity	3,980,094	4,362,339
Investment in Klépierre, at equity	1,335,142	1,505,377
Right-of-use assets, net	725,194	755,934
Deferred costs and other assets	2,131,594	1,981,035
Total assets	$39,075,130	$40,606,466
LIABILITIES:
Mortgages and unsecured indebtedness	$28,423,903	$28,430,175
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,985,380	1,954,402
Cash distributions and losses in unconsolidated entities, at equity	1,789,559	1,739,418
Dividend payable	1,578	2,723
Lease liabilities	724,961	756,539
Other liabilities	740,980	1,017,816
Total liabilities	33,666,361	33,901,073
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	268,936	233,306
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,205	40,451
Common stock, $0.0001 par value, 511,990,000 shares authorized, 343,129,947 and 343,060,687 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	12,445,260	12,347,192
Accumulated deficit	(5,352,962)	(4,608,136)
Accumulated other comprehensive loss	(168,039)	(251,361)
Common stock held in treasury, at cost, 20,667,736 and 17,844,817 shares, respectively	(2,879,347)	(2,319,911)
Total stockholders’ equity	4,085,150	5,208,268
Noncontrolling interests	1,054,683	1,263,819
Total equity	5,139,833	6,472,087
Total liabilities and equity	$39,075,130	$40,606,466

3Q 2026 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUE:
Lease income	$954,138	$758,148	$2,813,583	$2,265,844
Other income	102,772	110,101	311,661	317,108
Total revenue	1,056,910	868,249	3,125,244	2,582,952
OPERATING EXPENSES:
Property operating	207,754	166,804	624,152	499,411
Depreciation and amortization	176,169	152,713	538,544	471,399
Real estate taxes	70,178	50,187	203,887	167,586
Repairs and maintenance	29,408	23,564	78,849	62,531
Advertising and promotion	24,665	20,963	74,683	65,586
Other	63,892	62,078	203,360	180,233
Total operating expenses	572,066	476,309	1,723,475	1,446,746
OPERATING INCOME BEFORE OTHER ITEMS	484,844	391,940	1,401,769	1,136,206
Interest expense	(209,537)	(175,580)	(620,114)	(520,944)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net (E)	229,636	1,217	229,636	1,217
NET INCOME	$504,943	$217,577	$1,011,291	$616,479
Third-Party Investors’ Share of Net Income	$257,552	$110,051	$516,134	$314,298
Our Share of Net Income	247,391	107,526	495,157	302,181
Amortization of Excess Investment (A)	(13,708)	(13,822)	(110,049)	(42,158)
Our Share of Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net (E)	(114,588)	(722)	(114,588)	(722)
Income from Unconsolidated Entities (B)	$119,095	$92,982	$270,520	$259,301

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. (“Klépierre”), our other platform investments, and our previously held equity investment in The Taubman Realty Group (“TRG”) up to the October 31, 2025 transaction. For additional information, see footnote B.

(E)
Represents a non-cash gain related to the recapitalization of an unconsolidated property.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	September 30, 2026	December 31, 2025
Assets:
Investment properties, at cost	$21,951,852	$22,077,749
Less – accumulated depreciation	10,289,708	9,020,481
	11,662,144	13,057,268
Cash and cash equivalents	1,572,520	1,264,619
Tenant receivables and accrued revenue, net	617,183	605,756
Right-of-use assets, net	116,537	108,349
Deferred costs and other assets	690,541	572,826
Total assets	$14,658,925	$15,608,818
Liabilities and Partners’ Deficit:
Mortgages	$16,429,166	$16,374,773
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,208,444	1,117,855
Lease liabilities	120,242	99,837
Other liabilities	393,534	334,246
Total liabilities	18,151,386	17,926,711
Preferred units	67,450	67,450
Partners’ deficit	(3,559,911)	(2,385,343)
Total liabilities and partners’ deficit	$14,658,925	$15,608,818
Our Share of:
Partners’ deficit	$(1,553,567)	$(1,247,554)
Add: Excess Investment	2,928,745	2,773,173
Our net Investment in unconsolidated entities, at equity	$1,375,178	$1,525,619

Note:
The above financial presentation does not include any information related to our investments in Klépierre and our other platform investments.
For additional information, see footnote B.

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Consolidated Net Income (D)	$565,294	$702,696	$1,707,959	$1,824,237
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties(2)	506,543	334,409	1,416,977	993,888
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments(2)	122,610	209,612	444,980	626,162
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(10,701)	(10,398)	(66,294)	(794)
Net loss (gain) attributable to noncontrolling interest holders in properties	20,716	(1,231)	8,695	34
Noncontrolling interests portion of depreciation and amortization	(31,791)	(6,419)	(44,993)	(18,757)
Preferred distributions and dividends	(1,032)	(1,126)	(3,096)	(3,377)
FFO of the Operating Partnership	$1,171,639	$1,227,543	$3,464,228	$3,421,393
FFO of the Operating Partnership(1)	$1,171,639	$1,227,543	$3,464,228	$3,421,393
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	6,534	6,654	21,669	(53,727)
Other platform investments, net of tax	(1,025)	(16,707)	116,732	30,884
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	99,571	(2,243)	130,607	84,977
Real Estate FFO(1)	$1,276,719	$1,215,247	$3,733,236	$3,483,527
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.54	$1.86	$4.51	$4.83
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization(2)	1.58	1.42	4.78	4.25
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.03)	(0.03)	(0.17)	(0.01)
Diluted FFO per share(1)	$3.09	$3.25	$9.12	$9.07
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	0.02	0.02	0.06	(0.14)
Other platform investments, net of tax	(0.01)	(0.04)	0.30	0.08
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	0.27	(0.01)	0.34	0.23
Real Estate FFO per share(1)	$3.37	$3.22	$9.82	$9.24
	4.7%		6.3%
Details for per share calculations:
FFO of the Operating Partnership	$1,171,639	$1,227,543	$3,464,228	$3,421,393
Diluted FFO allocable to unitholders	(172,285)	(165,045)	(509,237)	(460,136)
Diluted FFO allocable to common stockholders	$999,354	$1,062,498	$2,954,991	$2,961,257
Basic and Diluted weighted average shares outstanding	323,371	326,486	324,124	326,429
Weighted average limited partnership units outstanding	55,765	50,713	55,857	50,723
Basic and Diluted weighted average shares and units outstanding	379,136	377,199	379,981	377,152
Basic and Diluted FFO per Share	$3.09	$3.25	$9.12	$9.07
Percent Change	-4.9%		0.6%

(1)
For the three months ended March 31, 2026, FFO and Diluted FFO per share includes $40.0 million, or $0.10 per share, of accelerated stock compensation expense, of which $8.3 million, or $0.02 per share, is included in Real Estate FFO and Real Estate FFO per share, and $31.7 million, or $0.08 per share, is included in Other platform investments, net of tax.

(2)
The three months ended September 30, 2026 includes $49.8 million, or $0.13 per share, of additional consolidated depreciation and amortization and a $25.2 million, or $0.07 per share, decrease in amortization of our excess investment in unconsolidated entities, for an increase of  $24.6 million, or $0.06 per share, net, as a result of the finalization of TRG purchase accounting.

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EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, our other platform investments and our previously held equity investment in TRG prior to the October 31, 2025 transaction. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, our other platform investments and our previously held equity investment in TRG prior to the October 31, 2025 transaction. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $0.0 million and $18.5 million for the three months ended September 30, 2026 and 2025, respectively, and $1.8 million and $19.7 million for the nine months ended September 30, 2026 and 2025, respectively.

 –
Straight-line adjustments increased income by $20.8 million and $16.0 million for the three months ended September 30, 2026 and 2025, respectively, and $45.7 million and $21.9 million for the nine months ended September 30, 2026 and 2025, respectively.

 –
Amortization of fair market value of leases increased income by $2.4 million and $0.3 million for the three months ended September 30, 2026 and 2025, respectively, and $3.0 million and $0.9 million for the nine months ended September 30, 2026 and 2025, respectively.

3Q 2026 SUPPLEMENTAL	11

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2026, we owned or had an interest in 254 properties comprising 206 million square feet in North America, Asia and Europe. Additionally, at September 30, 2026, we had a 20.7% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.
This package was prepared to provide operational and balance sheet information as of September 30, 2026 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce, as well as evolving consumer preferences and purchasing habits; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities, or inappropriate or unacceptable behavior by visitors, at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; risks associated with artificial intelligence, including generative artificial intelligence technologies, and the evolving regulatory environment applicable to those technologies; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2026 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Positive Outlook)
Commercial Paper	P2	(Positive Outlook)
Preferred Stock	Baa1	(Positive Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	36%	Yes
Total Secured Debt to Total Assets (1)	≤50%	15%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.6X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	304%	Yes

(1)
Covenants for indentures dated January 25, 2010 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2026 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
Financial Highlights
Total Consolidated Revenue	$1,814,556	$1,601,572	$5,362,247	$4,573,043
Consolidated Net Income	$565,294	$702,696	$1,707,959	$1,824,237
Net Income Attributable to Common Stockholders	$498,959	$606,174	$1,461,668	$1,576,006
Basic and Diluted Earnings per Common Share (EPS)	$1.54	$1.86	$4.51	$4.83
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,276,719	$1,215,247	$3,733,236	$3,483,527
Basic and Diluted Real Estate FFO per Share	$3.37	$3.22	$9.82	$9.24
Funds from Operations (FFO) of the Operating Partnership	$1,171,639	$1,227,543	$3,464,228	$3,421,393
Basic and Diluted FFO per Share (FFOPS)	$3.09	$3.25	$9.12	$9.07
Dividends/Distributions per Share/Unit	$2.25	$2.15	$6.70	$6.35
	AS OF SEPTEMBER 30, 2026	AS OF DECEMBER 31, 2025
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	55,756	55,690
Common Shares Outstanding at end of period	322,470	325,224
Total Common Shares and Limited Partnership Units Outstanding at end of period	378,226	380,914
Weighted Average Limited Partnership Units Outstanding	55,857	51,558
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	324,124	326,367
Equity Market Capitalization
Common Stock Price at end of period	$200.76	$185.11
Common Equity Capitalization, including Limited Partnership Units	$75,932,635	$70,510,913
Preferred Equity Capitalization, including Limited Partnership Preferred Units	53,086	52,935
Total Equity Market Capitalization	$75,985,721	$70,563,848

3Q 2026 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2026
(1)
Based on our beneficial interest of NOI.

(2)
Includes Klépierre, international Premium Outlets, Designer Outlets, The Mall Luxury Outlets, and international malls.

3Q 2026 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% GROWTH
	2026	2025		2026	2025

Domestic Property NOI (1)	$1,535,636	$1,440,067	6.6%	$4,521,761	$4,215,155	7.3%

International Properties (2)	96,470	90,142		283,877	267,888

Portfolio NOI	$1,632,106	$1,530,209	6.7%	$4,805,638	$4,483,043	7.2%
NOI from Other Platform Investments (3)	30,674	54,083		(21,619)	54,311
NOI from Klépierre (4)	64,983	69,334		182,652	187,977
Corporate and Other NOI Sources (5)	56,764	97,266		165,327	195,574

Beneficial interest of Combined NOI	$1,784,527	$1,750,892	1.9%	$5,131,998	$4,920,905	4.3%

(1)
All properties in North America (including 4 in Canada and 2 in Mexico at constant currency).

(2)
International properties outside of North America at constant currency.

(3)
Includes investment in retail operations (Catalyst Brands); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, management company revenues, foreign exchange impact, and other assets.

3Q 2026 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$565,294	$702,696	$1,707,959	$1,824,237
Income and other tax (benefit) expense	(22,565)	15,114	(31,691)	42,584
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net	8,259	8,871	26,588	(71,636)
Interest expense	287,590	242,790	844,417	702,509
Income from unconsolidated entities	(152,992)	(143,916)	(250,871)	(297,150)
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	129,565	(2,243)	160,602	84,977
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(10,701)	(10,398)	(66,294)	(794)
Operating Income Before Other Items	804,450	812,914	2,390,710	2,284,727
Depreciation and amortization	510,768	338,639	1,429,541	1,005,748
Home and regional office costs	70,349	64,282	207,847	186,912
General and administrative	11,164	16,091	77,468	43,018
Other expenses	—	—	130	9
NOI of consolidated entities	$1,396,731	$1,231,926	$4,105,696	$3,520,414
Less: Noncontrolling interest partners share of NOI	(18,997)	(10,135)	(54,474)	(26,286)
Beneficial NOI of consolidated entities (1)	$1,377,734	$1,221,791	$4,051,222	$3,494,128
Reconciliation of NOI of unconsolidated entities:
Net Income	$504,943	$217,577	$1,011,291	$616,479
Interest expense	209,537	175,580	620,114	520,944
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(229,636)	(1,217)	(229,636)	(1,217)
Operating Income Before Other Items	484,844	391,940	1,401,769	1,136,206
Depreciation and amortization	176,169	152,713	538,544	471,399
Other expenses	2	—	29	—
NOI of unconsolidated entities	$661,015	$544,653	$1,940,342	$1,607,605
Less: Joint Venture partners share of NOI	(349,879)	(282,371)	(1,023,777)	(838,033)
Beneficial NOI of unconsolidated entities (1)	$311,136	$262,282	$916,565	$769,572
Add: Beneficial interest of NOI from TRG (2)	—	138,579	—	409,075
Add: Beneficial interest of NOI from Other Platform Investments and Investments (3)	95,657	128,240	164,211	248,130
Beneficial interest of Combined NOI	$1,784,527	$1,750,892	$5,131,998	$4,920,905

(1)
Net Income and those adjustments following to arrive at beneficial interest in NOI includes amounts for TRG assets for periods post October 31, 2025 transaction.

(2)
Beneficial interest of NOI from TRG prior to the October 31, 2025 transaction.

(3)
See footnotes 3 and 4 on prior page.

3Q 2026 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
FFO of the Operating Partnership	$1,171,639	$1,227,543	$3,464,228	$3,421,393
Non-cash impacts to FFO (1)	143,327	14,323	267,805	61,522
FFO of the Operating Partnership excluding non-cash impacts	1,314,966	1,241,866	3,732,033	3,482,915
Tenant allowances	(87,918)	(74,772)	(238,610)	(232,573)
Operational capital expenditures	(84,942)	(77,224)	(192,886)	(184,438)
Funds available for distribution	$1,142,106	$1,089,870	$3,300,537	$3,065,904

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2026	2025	2026	2025
Deductions:
Fair market value of lease amortization	(2,460)	(305)	(3,030)	(866)
Straight line lease income	(20,829)	(15,974)	(45,716)	(21,858)
Gain due to disposal, exchange or revaluation of equity interests, net of tax	—	—	—	(83,313)
Additions:
Stock based compensation expense	17,411	24,325	92,715	57,087
Write-off of pre-development costs	1	—	130	9
Fair value of debt amortization	5,050	561	21,474	447
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	129,565	(2,243)	160,602	84,977
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	14,589	7,959	41,630	25,039
	$143,327	$14,323	$267,805	$61,522
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic property NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO, Real Estate FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2026 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Consolidated Properties	2026	2025	2026	2025
Lease Income
Fixed lease income (1)	$1,354,145	$1,173,555	$4,019,006	$3,430,472
Variable lease income (2)	327,248	279,375	950,627	769,340
Total Lease Income	$1,681,393	$1,452,930	$4,969,633	$4,199,812
Other Income
Interest, dividend and distribution income (3)	$11,141	$26,511	$35,856	$76,690
Lease settlement income	1,738	1,072	10,241	4,902
Gains on land sales	—	18,745	1,815	19,915
Mixed-use and franchise operations income	16,561	14,921	49,073	38,780
Other (4)	57,542	50,468	168,426	124,296
Total Other Income	$86,982	$111,717	$265,411	$264,583
Other Expense
Ground leases	$16,470	$12,000	$49,761	$36,506
Mixed-use and franchise operations expense	9,664	10,583	28,469	28,709
Professional fees and other	16,984	17,612	47,808	41,622
Total Other Expense	$43,118	$40,195	$126,038	$106,837
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$119,095	$92,982	$270,520	$259,301
Share of Klépierre net income, net of amortization of excess investment	26,985	24,402	73,449	64,959
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	6,912	32,160	(93,098)	(7,680)
Share of TRG net loss including amortization of excess investment (6)	—	(5,628)	—	(19,430)
Total Income from Unconsolidated Entities	$152,992	$143,916	$250,871	$297,150
Capitalized Interest
Our Share of Consolidated Properties	$6,545	$7,383	$21,556	$24,251
Our Share of Joint Venture Properties	$224	$195	$654	$371

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from international investments and preferred unit distributions from TRG for the three and nine months ended September 30, 2025.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international joint ventures.

(6)
Includes Share of TRG net loss including amortization of excess investment for the three and nine months ended September 30, 2025.

3Q 2026 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF SEPTEMBER 30,
	2026	2025
U.S. Malls and Premium Outlets
Total Number of Properties	174	162
Total Square Footage of Properties (in millions)	148.6	136.0
Ending Occupancy (1):
Consolidated Assets	96.6%	96.4%
Unconsolidated Assets	96.2%	96.1%
Total Portfolio	96.5%	96.4%
Base Minimum Rent PSF (2):
Consolidated Assets	$60.41	$57.41
Unconsolidated Assets	$69.49	$64.39
Total Portfolio	$62.75	$59.14
New Leasing Activity (3)
Number of Leases	853	819
Average Annual Initial Base Minimum Rent PSF	$76.03	$65.09
Average Tenant Allowance PSF	$54.12	$60.13
	AS OF SEPTEMBER 30,
	2026	2025
The Mills
Total Number of Properties	16	14
Total Square Footage of Properties (in millions)	24.1	21.3
Ending Occupancy (4)	98.9%	99.4%
Base Minimum Rent PSF (2)	$42.44	$38.25
International Properties
Premium Outlets
Total Number of Properties	24	24
Total Square Footage of Properties (in millions)	9.2	9.2
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
The Mall Luxury Outlets
Total Number of Properties	2	2
Total Square Footage of Properties (in millions)	0.4	0.4
Malls
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
For the nine months ended September 30, 2026, excluding mall anchors and majors, new development, redevelopment and leases with terms of one year or less.

(4)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

3Q 2026 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (2)	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	1,145	4,315,390	$58.53	3.7%
2026 (10/1/26 – 12/31/26)	365	791,539	$73.96	0.9%
2027	3,071	11,137,475	$60.06	9.7%
2028	2,806	11,071,754	$64.71	10.6%
2029	2,699	10,220,451	$63.64	9.6%
2030	1,608	7,068,211	$76.34	7.8%
2031	1,105	4,945,642	$72.33	5.3%
2032	747	2,895,919	$87.65	3.7%
2033	799	3,237,697	$94.57	4.5%
2034	801	3,155,826	$98.24	4.5%
2035	898	4,124,009	$100.83	6.0%
2036	585	2,886,297	$86.78	3.6%
2037 and Thereafter	773	3,703,402	$67.04	2.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,287	6,793,634	$17.76	1.8%
Anchors
2026 (10/1/26 – 12/31/26)	1	32,260	$18.00	0.0%
2027	6	745,575	$4.59	0.1%
2028	17	2,274,763	$5.33	0.2%
2029	16	1,594,569	$6.36	0.2%
2030	19	2,230,270	$6.25	0.2%
2031	20	2,097,199	$5.62	0.2%
2032	10	963,891	$13.51	0.2%
2033	8	1,078,825	$8.22	0.1%
2034	6	417,573	$21.82	0.1%
2035	9	877,096	$9.69	0.1%
2036	5	318,133	$33.74	0.1%
2037 and Thereafter	27	2,728,604	$15.47	0.6%

(1)
Does not consider the impact of renewal options that may be contained in leases.

(2)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(3)
Annual rental revenues represent 2025 consolidated and joint venture combined base rental revenue.

3Q 2026 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	312	3,255	1.7%	2.5%
Knitwell Group	433	1,978	1.1%	1.6%
Tapestry	216	935	0.5%	1.5%
Kering	100	468	0.2%	1.5%
American Eagle Outfitters	243	1,573	0.8%	1.5%
LVMH Fashion	100	464	0.2%	1.4%
Victoria’s Secret & Co.	143	1,240	0.7%	1.3%
Signet Jewelers	334	491	0.3%	1.3%
VF Corporation	223	957	0.5%	1.3%
PVH Corporation	137	1,052	0.6%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	111	21,774	11.6%	0.3%
J.C. Penney	54	8,863	4.7%	0.2%
Dillard’s	36	6,709	3.6%	*
Nordstrom	30	5,029	2.7%	0.1%
Dick’s Sporting Goods	46	4,006	2.1%	0.7%
Exemplar Luxury Group	26	2,880	1.5%	0.1%
Belk	7	1,194	0.6%	*
Von Maur	7	892	0.5%	*
Target	7	852	0.5%	0.1%
Primark	14	744	0.4%	0.2%

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

3Q 2026 SUPPLEMENTAL	22

CAPITAL EXPENDITURES
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$40,937	$571	$289
Redevelopment projects with incremental square footage and/or anchor replacement	206,372	187,456	91,210
Redevelopment projects with no incremental square footage	30,283	2,198	1,105
Subtotal new development and redevelopment projects	277,592	190,225	92,604
Tenant allowances	193,675	88,263	44,935
Operational capital expenditures (CAM and non-CAM)	124,155	159,022	68,731
Totals	$595,422	$437,510	$206,270
Conversion from accrual to cash basis	99,542	1,288	607
Capital Expenditures for the Nine Months Ended 9/30/26 (1)	$694,964	$438,798	$206,877
Capital Expenditures for the Nine Months Ended 9/30/25 (1)	$679,448	$365,794	$174,985

(1)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2026 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY
As of September 30, 2026
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2026 INVESTMENT THRU Q3 2026	FORECASTED INVESTMENT Q4 2026	FORECASTED INVESTMENT FY 2026	FORECASTED INVESTMENT FY 2027	TOTAL FORECASTED INVESTMENT FY 2026 - 2027
Malls and Premium Outlets
Redevelopments	$1,140,885	9%	$274,810	$133,390	$408,200	$273,396	$681,596
The Mills
Redevelopments	$11,735	15%	$2,232	$1,633	$3,865	$7,362	$11,227
Total Investment (1)	$1,152,620	9%	$277,042	$135,023	$412,065	$280,758	$692,823
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(180,205)		$(48,630)	$(24,423)	$(73,053)	$(49,553)	$(122,606)
Total Net Cash Investment	$972,415		$228,412	$110,600	$339,012	$231,205	$570,217

3Q 2026 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2025 through September 30, 2026
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2025	325,223,870	55,689,714
Activity During the First Six Months of 2026
Redemption of Limited Partnership Units for Cash	—	(243,718)
Restricted Stock/Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	152,958	380,344
Shares Repurchased to Satisfy Employee Tax Obligations	(58,940)	—
Repurchase of Simon Property Group Common Stock in open market	(1,758,373)	—
Number Outstanding at June 30, 2026	323,559,515	55,826,340
Third Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(637)
Exchange of Limited Partnership Units for Common Stock	70,000	(70,000)
Restricted Stock/Unit Awards (3)	872	—
Shares Repurchased to Satisfy Employee Tax Obligations	(22,994)	—
Repurchase of Simon Property Group Common Stock in open market	(1,137,182)	—
Number Outstanding at September 30, 2026	322,470,211	55,755,703
Number of Limited Partnership Units and Common Shares at September 30, 2026	378,225,914
PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2026
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	105,373	$100.00	$10,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2026 was $53.39 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2026 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.2
29.7
28.4
34.0
34.1
18.8
18.6
17.8
19.3
20.5
11.4
11.1
10.6
14.7
13.6
2022
2023
2024
2025
9/30/2026

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.8
4.3
4.5
4.7
4.6
2022
2023
2024
2025
TTM 9/30/2026

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.8
5.4
6.2
5.9
6.0
2022
2023
2024
2025
TTM 9/30/2026

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
58%
60%
62%
69%
72%
2022
2023
2024
2025
TTM 9/30/2026

WEIGHTED AVERAGE INTEREST RATE (%)

4.50%
4.00%
3.50%
3.00%
3.43%
3.70%
3.86%
4.09%
4.27%
2022
2023
2024
2025
9/30/2026

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.7
7.2
7.1
6.3
6.4
2022
2023
2024
2025
9/30/2026

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

3Q 2026 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS
As of September 30, 2026
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$5,833,586	$5,410,005	4.86%	3.1
Floating Rate Debt (Swapped to Fixed)	1,258,619	1,227,965	5.33%	2.9
Floating Rate Debt (Capped) (1)	179,238	161,314	4.95%	2.1
Variable Rate Debt	111,844	87,817	5.25%	0.2
Total Mortgage Debt	7,383,287	6,887,101	4.95%	3.0
Unsecured Debt
Fixed Rate Notes	19,049,862	19,049,862	3.67%	8.8
Fixed Rate Note (Swapped to Variable)	600,000	600,000	6.65%	13.3
Euro Term Loan (Variable)	397,005	397,005	2.99%	2.5
USD Term Loan (Swapped to Fixed)	460,000	460,000	4.02%	4.7
Global Commercial Paper – USD	755,000	755,000	3.97%	0.0
Total Unsecured Debt	21,261,867	21,261,867	3.76%	8.4
Premium	723	723
Discount	(64,964)	(64,964)
Debt Issuance Costs	(139,447)	(138,559)
Other Debt Obligations and Other	(17,563)	(12,540)
Consolidated Mortgages and Unsecured Indebtedness (1)	$28,423,903	$27,933,628	4.06%	7.1
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$14,311,287	$6,444,497	5.05%	4.1
Floating Rate Debt (Swapped to Fixed)	855,772	388,494	4.66%	4.3
Floating Rate Debt (Capped) (1)	687,029	340,713	5.72%	4.1
Variable Rate Debt	612,337	261,748	5.34%	2.7
Total Mortgage Debt	16,466,425	7,435,452	4.92%	4.0
Debt Issuance Costs	(61,252)	(28,926)
Other	24,000	12,000
Joint Venture Mortgages and Other Indebtedness (1)	$16,429,173	$7,418,526	4.92%	4.0
Our Share of Total Indebtedness		$35,352,154	4.27%	6.4
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.5%	$26,688,140	4.01%	7.1
Variable	4.5%	1,245,488	5.16%	7.5
	100.0%	27,933,628	4.06%	7.1
Joint Venture
Fixed	92.0%	$6,821,952	5.03%	4.1
Variable	8.0%	596,574	5.56%	3.4
	100.0%	7,418,526	5.08%	4.0
Total Debt		$35,352,154
Total Fixed Debt	94.8%	$33,510,092	4.21%	6.5
Total Variable Debt	5.2%	$1,842,062	5.30%	6.2

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

3Q 2026 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of September 30, 2026
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2026	$1,536,987	3.61%	$463,920	4.25%	$445,420	4.04%	$2,446,327	3.81%
2027	2,050,000	2.84%	1,569,466	4.13%	1,032,203	3.80%	4,651,669	3.48%
2028	800,000	1.75%	766,035	5.04%	1,336,479	4.75%	2,902,514	4.00%
2029	1,647,005	2.58%	2,055,600	4.71%	406,092	5.28%	4,108,697	3.91%
2030	1,450,000	3.48%	201,494	6.25%	775,253	4.37%	2,426,747	4.03%
2031	2,527,150	3.52%	1,113,925	5.51%	1,166,652	5.36%	4,807,727	4.43%
2032	1,800,000	3.07%	—	—	412,764	5.21%	2,212,764	3.50%
2033	1,500,725	3.02%	304,408	6.49%	623,850	6.77%	2,428,983	4.45%
2034	1,500,000	5.25%	—	—	364,716	6.15%	1,864,716	5.42%
2035	800,000	5.13%	121,454	6.21%	734,017	5.79%	1,655,471	5.50%
2036	400,000	5.65%	290,799	6.65%	138,006	6.39%	828,805	6.13%
Thereafter	5,250,000	4.70%	—	—	—	—	5,250,000	4.70%
Face Amounts of Indebtedness	$21,261,867	3.76%	$6,887,101	4.95%	$7,435,452	4.92%	$35,584,420	4.27%
Premiums (Discounts) on Indebtedness, Net	(64,964)		723		—		(64,241)
Debt Issuance Costs	(119,036)		(19,523)		(28,926)		(167,485)
Other Debt Obligations and Other	(55,020)		42,480		12,000		(540)
Our Share of Total Indebtedness	$21,022,847		$6,910,781		$7,418,526		$35,352,154

3Q 2026 SUPPLEMENTAL	28

Unsecured Debt Information
As of September 30, 2026
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE		TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	10/15/2026	(4)	3.97%		Fixed	755,000
Simon Global Development, BV (Exchangeable Euro Sr. Bonds) (2)	11/14/2026		3.50%		Fixed	31,987 (1)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%		Fixed	800,000
Simon Global Development, BV (Euro Term Loan)	3/20/2029		2.99	% (6)	Variable	397,005 (1)
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	10/1/2030		4.38%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2031		4.30%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%		Fixed	700,000
Simon Global Development, BV (Sr. Notes)	6/15/2031		3.65%		Fixed	567,150 (1)
Simon Property Group, LP (USD Term Loan)	6/18/2031		4.02	% (3)	Fixed	460,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/15/2032		5.25%		Fixed	400,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%		Fixed	650,000 (1)
Simon International Finance SCA (Euro Sr. Notes)	3/19/2033		1.13%		Fixed	850,725
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%		Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%		Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2035		5.13%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	10/1/2036		5.65%		Fixed	400,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.65	% (5)	Variable	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%		Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%		Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%		Fixed	500,000
Total Unsecured Indebtedness at Face Value						$21,261,867

(1)
Foreign currency balances translated to USD: EUR-USD 1.1343.

(2)
Notes exchangeable into ordinary shares of Klépierre S.A., at or above a common stock price of €26.9512.

(3)
Through an interest rate swap agreement which matures on December 31, 2026, interest is essentially fixed at the all-in-rate presented.

(4)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at September 30, 2026.

(5)
Through an interest rate swap agreement, which matures on November 1, 2039, interest has been swapped from a fixed rate of 6.75% to a variable rate based on USD SOFR plus an interest rate spread of 2.74%. 1M SOFR was 3.9125% as of September 30, 2026.

(6)
Variable rate debt interest rates are based on 1M EURIBOR at 2.496% as of September 30, 2026

3Q 2026 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		470,088	(3)
2.	Auburn Mall	MA	Auburn	56.4%		498,385	(3)
3.	Aventura Mall	FL	Miami Beach (Miami)	33.3%	(25)	2,357,192	07/01/28		4.12%	Fixed	1,750,000	583,333
							11/25/30	(5)	5.78%	Variable	63,199	21,066
4.	Barton Creek Square	TX	Austin	100.0%		1,447,373	(3)
5.	Battlefield Mall	MO	Springfield	100.0%		1,179,802	(3)
6.	Bay Park Square	WI	Green Bay	100.0%		690,264	(3)
7.	Beverly Center	CA	Los Angeles	100.0%		854,259	(3)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,360,354	(3)
9.	Briarwood Mall	MI	Ann Arbor	100.0%		925,024	(3)
10.	Brickell City Centre	FL	Miami	100.0%		476,994	(3)
11.	Broadway Square	TX	Tyler	100.0%		613,437	(3)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,258,184	(3)
13.	Cape Cod Mall	MA	Hyannis	56.4%		713,021	06/01/35		6.46%	Fixed	54,000	30,440
14.	Castleton Square	IN	Indianapolis	100.0%		1,365,054	(3)
15.	Cherry Creek Shopping Center	CO	Denver	50.0%		1,056,840	06/01/28		3.85%	Fixed	550,000	275,000
16.	Cielo Vista Mall	TX	El Paso	100.0%		1,243,437	(3)
17.	City Creek Center	UT	Salt Lake City	100.0%		632,186	05/01/29		7.63%	Fixed	70,000	70,000
18.	Coconut Point	FL	Estero	50.0%		1,114,193	08/01/36	(16)	5.93%	Fixed	164,000	82,000
19.	College Mall	IN	Bloomington	100.0%		577,840	(3)
20.	Columbia Center	WA	Kennewick	100.0%		763,711	(3)
21.	Copley Place	MA	Boston	94.4%	(4)	1,176,905	(3)
22.	Coral Square	FL	Coral Springs (Miami)	97.2%		942,532	(3)
23.	Cordova Mall	FL	Pensacola	100.0%		932,538	(3)
24.	Dadeland Mall	FL	Miami	50.0%		1,510,810	01/05/27		3.11%	Fixed	345,978	172,989
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,504,148	06/01/27		3.66%	Fixed	585,000	292,500
26.	Domain, The	TX	Austin	100.0%		1,222,241	07/01/31		3.09%	Fixed	210,000	210,000
27.	Empire Mall	SD	Sioux Falls	100.0%		1,164,306	10/01/30		6.72%	Fixed	120,000	120,000
28.	Falls, The	FL	Miami	50.0%		710,142	06/01/36		6.98%	Fixed	130,000	65,000
29.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,032,703	04/01/31		5.70%	Fixed	465,000	197,625
30.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		583,313	(3)
31.	Fashion Valley	CA	San Diego	50.0%		1,716,658	06/01/33		5.73%	Fixed	450,000	225,000
32.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		993,126	(3)
33.	Florida Mall, The	FL	Orlando	50.0%		1,726,766	02/09/31	(5)(22)	5.81%	Variable	615,000	307,500
34.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		672,653	(3)
35.	Galleria, The	TX	Houston	50.4%		1,989,768	02/01/35		5.65%	Fixed	1,200,000	604,440
36.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%		1,387,767	07/15/28		5.63%	Fixed	205,000	102,500
37.	Gardens on El Paseo, The	CA	Palm Desert	100.0%		238,056	(3)
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,277,762	(3)
39.	Haywood Mall	SC	Greenville	100.0%		1,249,685	(3)

3Q 2026 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	International Market Place	HI	Waikiki, Honolulu	100.0%		338,254	(3)
41.	International Plaza	FL	Tampa	50.1%		1,303,554	11/01/30		5.04%	Fixed	575,000	288,075
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,684,142	(3)
43.	La Plaza	TX	McAllen	100.0%		1,324,789	(3)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,886	(3)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,190,767	11/01/27		4.06%	Fixed	164,846	82,423
46.	Lenox Square	GA	Atlanta	100.0%		1,546,479	(3)
47.	Mall at Green Hills, The	TN	Nashville	100.0%		1,050,006	(3)
48.	Mall at Millenia, The	FL	Orlando	50.0%		1,116,681	10/15/29		5.41%	Fixed	450,000	225,000
49.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,065,423	06/01/26	(15)	4.04%	Fixed	262,000	73,845
50.	Mall at Short Hills, The	NJ	Short Hills	100.0%		1,411,270	10/01/27		3.48%	Fixed	1,000,000	1,000,000
51.	Mall at University Town Center, The	FL	Sarasota	50.0%		978,489	11/01/26		3.40%	Fixed	258,002	129,001
52.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,832,680	(3)
53.	Mall of New Hampshire, The	NH	Manchester	56.4%		801,910	07/01/27	(5)	4.11%	Fixed	150,000	84,555
54.	Mall of San Juan, The	PR	San Juan	95.0%		622,662	(3)
55.	McCain Mall	AR	N. Little Rock	100.0%		790,676	(3)
56.	Meadowood Mall	NV	Reno	50.0%		924,066	12/01/26		5.70%	Fixed	97,286	48,643
57.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,294,586	(3)
58.	Miami International Mall	FL	Miami	95.0%		1,079,905	02/06/27	(5)	7.92%	Fixed	144,434	137,207
59.	Midland Park Mall	TX	Midland	100.0%		645,557	(3)
60.	Miller Hill Mall	MN	Duluth	100.0%		819,996	(3)
61.	North East Mall	TX	Hurst (Dallas)	100.0%		1,543,304	(3)
62.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,561,791	01/01/31		6.36%	Fixed	175,000	98,648
63.	Ocean County Mall	NJ	Toms River (New York)	100.0%		888,582	(3)
64.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,266	(3)
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,081,451	01/01/29	(5)	3.84%	Fixed	280,800	265,345
66.	Pheasant Lane Mall	NH	Nashua	100.0%	(6)	976,782	(3)
67.	Phillips Place	NC	Charlotte	100.0%		133,029	(3)
68.	Phipps Plaza	GA	Atlanta	100.0%		1,127,268	(3)
69.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,151,963	(3)
70.	Prien Lake Mall	LA	Lake Charles	100.0%		718,027	(3)
71.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,600	05/01/26	(15)	4.50%	Fixed	180,000	90,000
72.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,241,760	(3)
73.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,341,999	(3)
74.	Ross Park Mall	PA	Pittsburgh	100.0%		1,165,450	(3)
75.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		697,765	(3)
76.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,264	08/31/33		6.66%	Fixed	90,079	85,071
77.	Shops at Clearfork, The	TX	Fort Worth	45.0%		602,282	03/11/30	(16)	2.92%	Fixed	145,000	65,250
							03/11/30		7.03%	Variable	8,693	3,912
78.	Shops at Crystals, The	NV	Las Vegas	50.0%		283,328	05/01/31		4.83%	Fixed	750,000	375,000
79.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,279,540	01/01/35		6.73%	Fixed	180,000	91,800

3Q 2026 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,893	(3)
81.	Smith Haven Mall	NY	Lake Grove (New York)	100.0%		1,257,775	(3)
82.	South Hills Village	PA	Pittsburgh	100.0%		1,123,562	(3)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,582,266	(3)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,157,379	(3)
85.	SouthPark	NC	Charlotte	100.0%		1,702,423	(3)
86.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		977,171	(3)
87.	St. Johns Town Center	FL	Jacksonville	50.0%		1,428,461	06/01/34		5.95%	Fixed	360,000	180,001
88.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,322,346	(3)
89.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,295,236	(3)
90.	Summit Mall	OH	Akron	100.0%		774,365	09/01/31		7.28%	Fixed	70,000	70,000
91.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,268,689	(3)
92.	Tippecanoe Mall	IN	Lafayette	100.0%		863,560	(3)
93.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,763,910	(3)
94.	Towne East Square	KS	Wichita	100.0%		1,178,677	(3)
95.	Treasure Coast Square	FL	Jensen Beach	100.0%		870,840	(3)
96.	Twelve Oaks Mall	MI	Novi	100.0%		1,515,926	03/06/28		4.85%	Fixed	255,451	255,451
97.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		957,766	(3)
98.	University Park Mall	IN	Mishawaka	100.0%		907,773	(3)
99.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,779	(3)
100.	Waterside Shops	FL	Naples	50.0%		305,168	05/15/31		4.99%	Fixed	195,000	97,500
101.	West Town Mall	TN	Knoxville	50.0%		1,275,964	(3)
102.	Westchester, The	NY	White Plains (New York)	40.0%		803,056	02/01/30		3.25%	Fixed	400,000	160,000
103.	Westfarms	CT	West Hartford	78.9%		1,316,161	09/06/28		7.80%	Fixed	242,000	191,035
104.	White Oaks Mall	IL	Springfield	88.6%		922,479	06/15/27		6.98%	Fixed	31,650	28,055
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,149,419	11/01/26		4.15%	Fixed	155,152	146,612
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,153,566	12/01/33		6.71%	Fixed	294,000	147,000
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,238,990	(3)
	Total Mall Square Footage					119,048,346

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		228,830	(3)
2.	District at Northgate, The	WA	Seattle	100.0%		413,189	(3)
3.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		679,376	02/24/30	(5)	5.92%	Variable	91,825	45,913
4.	Liberty Tree Mall	MA	Danvers	49.1%		866,519	05/03/28	(16)	6.18%	Fixed	27,371	13,449
5.	Pier Park	FL	Panama City Beach	65.6%		946,403	(3)
6.	University Park Village	TX	Fort Worth	100.0%		172,050	05/01/28		3.85%	Fixed	48,007	48,007
	Total Lifestyle Centers Square Footage					3,306,367

3Q 2026 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	296,579	(3)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,528	(3)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	262,326	(3)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	591,944	02/01/36		6.46%	Fixed	90,000	90,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,752	(3)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,968	(3)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	439,047	(3)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,346	07/01/28		4.27%	Fixed	94,425	47,213
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	683,011	(3)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,928	(3)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	388,061	01/01/28		3.95%	Fixed	149,007	98,345
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,105	(3)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,109	(3)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	662,303	(3)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,112	12/01/35		6.21%	Fixed	120,000	120,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	295,981	(3)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	503,232	(3)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.7%	376,062	03/01/33		6.12%	Fixed	75,000	50,003
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,796	(3)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	516,638	12/01/28	(5)	7.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	302,094	12/01/28	(5)	7.35%	Fixed	50,000	50,000
22.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	556,337	(3)
23.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	374,148	(3)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,569	(3)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,745	(3)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,073	(3)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	241,809	(3)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	684,639	(3)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	674,861	(3)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	541,666	(3)
31.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	476,809	(3)
32.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	440,051	(3)
33.	Merrimack Premium Outlets	NH	Merrimack	100.0%	409,052	(3)
34.	Napa Premium Outlets	CA	Napa	100.0%	177,002	(3)
35.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,432	04/01/32		4.50%	Fixed	72,106	46,869
36.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(3)
37.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	536,447	(3)
38.	Orlando International Premium Outlets	FL	Orlando	100.0%	775,225	(3)

3Q 2026 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
39.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%		658,277	(3)
40.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%		199,195	(3)
41.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%		543,264	(3)
42.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%		356,309	(3)
43.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%		147,603	08/01/36	(9)	6.85%	Fixed	37,500	37,500
44.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%		392,456	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
45.	Pocono Premium Outlets	PA	Tannersville	100.0%		411,915	(3)
46.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%		352,407	(3)
47.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%		289,422	08/01/36	(9)	6.85%	Fixed	37,500	37,500
48.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%		595,188	(3)
49.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%		495,662	(3)
50.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%		696,035	(3)
51.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%		730,016	(3)
			San Antonio)
52.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%		554,529	(3)
53.	Silver Sands Premium Outlets	FL	Destin	50.0%		446,000	03/01/32		3.96%	Fixed	140,000	70,000
54.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%		327,754	(3)
55.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%		351,416	10/06/27		4.06%	Fixed	78,902	47,341
56.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%		468,094	(3)
57.	Tanger Outlets — Columbus	OH	Sunbury (Columbus)	50.0%	(25)	354,557	10/01/32		6.25%	Fixed	71,000	35,500
58.	Tanger Outlets — Galveston/Houston	TX	Texas City	50.0%	(25)	348,588	06/26/30	(20)	5.06%	Fixed	60,000	30,000
59.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%		364,384	(3)
60.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%		338,472	(3)
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%		401,435	11/01/34		6.70%	Fixed	95,000	33,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%		437,932	(3)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%		219,193	(3)
64.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%		507,080	02/06/29		4.23%	Fixed	182,993	182,993
65.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%		389,230	(3)
66.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%		923,199	(3)
67.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%		673,001	(3)
	Total U.S. Premium Outlet Square Footage					29,526,532

3Q 2026 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,773	07/01/36		6.66%	Fixed	135,000	135,000
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,956,082	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,379,136	11/01/26		4.28%	Fixed	89,096	33,411
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,640	11/01/32		6.55%	Fixed	224,971	133,318
5.	Dolphin Mall	FL	Miami	100.0%		1,400,543	12/09/29	(5)(24)	5.50%	Fixed	1,000,000	1,000,000
6.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,780,633	07/01/34		6.26%	Fixed	250,000	148,150
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%		1,353,829	02/01/33		6.52%	Fixed	180,000	180,000
8.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,375,120	(3)
9.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,931,417	10/01/31	(9)	6.66%	Fixed	158,000	158,000
10.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,680,034	08/01/32		5.77%	Fixed	123,048	76,905
11.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,309,413	(3)
12.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,300	(3)
13.	Opry Mills	TN	Nashville	100.0%		1,153,422	(3)
14.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		864,624	(3)
15.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,564,846	10/01/31	(9)	6.66%	Fixed	350,000	350,000
16.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,359,609	(3)
	Total The Mills Square Footage					24,129,421

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Finger Lakes Premium Outlets, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Hagerstown Premium Outlets, Lee Premium Outlets, Orlando Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Springfield Mall, Square One Mall, Sugarloaf Mills, Sunvalley Shopping Center, The Avenues							(7)(8)(10)			1,010,349	362,493
	Total Other Properties Square Footage					12,320,138

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					188,330,804

3Q 2026 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(2)	2.00%	Fixed	205,124	184,612
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,000	11/30/27	(2)(5)	3.92%	Variable	96,102	48,051
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,500	09/01/31	(2)	4.69%	Fixed	84,497	42,249
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	505,100	(3)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(2)(5)	4.46%	Variable	58,092	26,141
						12/01/27	(2)(5)(16)	5.81%	Fixed	58,092	26,141
	Canada Square Footage				1,620,600
	CHINA
6.	CityOn.Xian	Xi’an		25.0%	995,000	03/14/29	(2)(23)	3.60%	Variable	71,572	17,893
7.	CityOn.Zhengzhou	Zhengzhou		24.5%	919,000	03/22/32	(2)(18)	3.85%	Fixed	103,817	25,435
	China Square Footage				1,914,000
	FRANCE
8.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	10/30/26	(2)	5.32%	Variable	79,176	58,416
9.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(2)(19)	4.45%	Variable	94,238	84,814
	France Square Footage				497,000
	GERMANY
10.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/31	(2)(16)	4.04%	Fixed	39,700	27,989
	Germany Square Footage				191,500
	INDONESIA
11.	Jakarta Premium Outlets	Tangerang (Jakarta)		50.0%	302,000	03/15/33	(2)(5)	7.50%	Fixed	47,704	23,852
	Indonesia Square Footage				302,000
	ITALY
12.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(2)	5.12%	Variable	32,668	29,401
						03/31/27	(2)(16)	4.25%	Fixed	145,191	130,672
13.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	01/23/31	(2)(5)	5.00%	Fixed	314,873	283,386
14.	The Mall Luxury Outlets Firenze	Leccio (Florence)		100.0%	264,750	(3)
15.	The Mall Luxury Outlets Sanremo	Sanremo		100.0%	122,300	(3)
	Italy Square Footage				1,084,050
	JAPAN
16.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(3)
17.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	10/01/32	(2)	0.70%	Fixed	68,117	27,247
18.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	05/31/27	(2)	0.27%	Fixed	82,757	33,103
19.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(3)
20.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(2)	0.33%	Fixed	37,560	15,024
21.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/29/28	(2)	1.28%	Fixed	28,966	11,586
22.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(3)
23.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/29	(2)	0.68%	Fixed	5,093	2,037
						11/30/28	(2)	1.03%	Fixed	16,550	6,620

3Q 2026 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
24.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	(3)
25.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	11/30/26	(2)	0.28%	Fixed	39,469	15,788
	Japan Square Footage				3,910,000
	KOREA
26.	Busan Premium Outlets	Busan		50.0%	544,200	04/28/28	(2)	3.64%	Fixed	141,656	70,828
27.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(3)
28.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	07/10/29	(2)	4.38%	Fixed	35,413	17,707
29.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/29	(2)	3.99%	Fixed	92,964	46,482
30.	Starfield Anseong	Anseong		49.0%	1,068,000	02/28/28	(2)	3.75%	Fixed	258,229	126,532
31.	Starfield Hanam	Hanam		17.2%	1,709,000	07/28/30	(2)	3.72%	Fixed	509,078	87,307
32.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	05/23/29	(2)	3.72%	Fixed	36,154	18,077
	South Korea Square Footage				4,968,100
	MALAYSIA
33.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(3)
34.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	09/30/31	(2)	5.19%	Variable	1,961	981
	Malaysia Square Footage				586,900
	MEXICO
35.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(3)
36.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(2)	11.03%	Fixed	18,882	9,441
	Mexico Square Footage				607,800
	NETHERLANDS
37.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(13)	298,000	06/06/29	(2)	3.90%	Fixed	317,604	285,844
						08/18/30	(2)(16)	4.02%	Fixed	226,860	107,220
38.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(2)(5)(17)	5.40%	Fixed	73,728	69,304
	Netherlands Square Footage				545,500
	SPAIN
39.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(2)(5)(21)	4.87%	Variable	72,029	33,213
	Spain Square Footage				191,000
	THAILAND
40.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(2)	4.69%	Fixed	50,295	25,148
	Thailand Square Footage				264,000
	UNITED KINGDOM
41.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(2)	5.88%	Variable	27,453	12,354
						05/23/27	(2)(16)	4.29%	Fixed	109,801	49,410
42.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/07/27	(2)(16)	6.67%	Fixed	64,648	15,024
						06/07/27	(2)	6.23%	Variable	21,549	5,008
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(14)				17,278,450

	TOTAL SQUARE FOOTAGE				205,609,254

3Q 2026 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2026
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2026: Overnight SOFR 3.90%; 1 month CME Term SOFR 3.9125%; 30 Day Average SOFR 3.7468%; 1M EURIBOR at 2.496%; 3M EURIBOR at 2.617%; 6M EURIBOR at 3.074%; 1M YEN TIBOR at 1.3999%; 6M YEN TIBOR at 1.8309%; 1M CORRA at 2.31%; Overnight SONIA 3.7329% and Cost of Funds Rate at 3.691%.

(2)
Foreign currency balances translated to USD: EUR-USD 1.1343, CAD-USD 0.704146, JPY-USD 0.00636594, GBP-USD 1.32611, KRW-USD 0.0007378, MYR-USD 0.24509203, MXN-USD 0.05536302, THB-USD 0.02978744, CNY-USD 0.14916201, IDR-USD 0.00005587.

(3)
Unencumbered asset.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
Properties are secured by cross-collateralized and cross-defaulted mortgages (Pismo Beach Premium Outlets & Queenstown Premium Outlets and Gurnee Mills & Potomac Mills).

(10)
Consists of 12 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2026 and 2029.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.

(14)
Does not include Klépierre.

(15)
Mortgage is outstanding as of September 30, 2026.

(16)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(17)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until March 31, 2027.

(18)
The interest rate resets on April 16th of each year.

(19)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(20)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until June 26, 2029.

(21)
Through interest rate cap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2027.

(22)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2028.

(23)
The interest rate resets on January 1st of each year.

(24)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 15, 2027.

(25)
This property is managed by a third party. Reported amounts may be provided in arrears.

3Q 2026 SUPPLEMENTAL	38

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2026 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended September 30, 2026		For the Three Months Ended September 30, 2025
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(28,490)	$440,899	$(17,604)	$357,737
Management fees and other revenues	—	—	—	—
Other income	(2,226)	50,827	(2,172)	55,919
Total revenue	(30,716)	491,726	(19,776)	413,656
EXPENSES:
Property operating	(4,927)	94,453	(3,617)	77,541
Depreciation and amortization	(31,295)	95,560	(5,822)	85,770
Real estate taxes	(1,766)	33,138	(587)	23,320
Repairs and maintenance	(572)	12,098	(418)	10,829
Advertising and promotion	(2,199)	11,243	(2,735)	9,853
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,255)	29,659	(2,284)	29,830
Total operating expenses	(43,014)	276,151	(15,463)	237,143
OPERATING INCOME BEFORE OTHER ITEMS	12,298	215,575	(4,313)	176,513
Interest expense	9,116	(97,179)	3,559	(84,008)
Loss on extinguishment of debt	—	—	—	—
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax benefit (expense)	—	—	—	—
Income from unconsolidated entities	(698)	(118,396)(2)	(477)	(92,505)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	20,716	—	(1,231)	—
CONSOLIDATED NET INCOME	20,716	—	(1,231)	—
Net income attributable to noncontrolling interests	20,716	—(3)	(1,231)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2026 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Nine Months Ended September 30, 2026		For the Nine Months Ended September 30, 2025
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(82,714)	$1,299,427	$(48,967)	$1,063,244
Management fees and other revenues	—	—	—	—
Other income	(6,437)	153,927	(3,773)	159,805
Total revenue	(89,151)	1,453,354	(52,740)	1,223,049
EXPENSES:
Property operating	(14,439)	281,573	(10,243)	230,848
Depreciation and amortization	(43,236)	360,606	(17,034)	262,268
Real estate taxes	(5,709)	95,901	(1,327)	77,660
Repairs and maintenance	(1,841)	33,889	(1,335)	28,510
Advertising and promotion	(6,267)	34,532	(7,790)	30,821
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(6,433)	90,906	(5,760)	85,639
Total operating expenses	(77,925)	897,406	(43,489)	715,746
OPERATING INCOME BEFORE OTHER ITEMS	(11,226)	555,948	(9,251)	507,303
Interest expense	21,482	(286,989)	10,329	(249,046)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax benefit (expense)	—	—	—	—
Income from unconsolidated entities	(1,561)	(268,959)(2)	(1,044)	(258,257)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	8,695	—	34	—
CONSOLIDATED NET INCOME	8,695	—	34	—
Net income attributable to noncontrolling interests	8,695	—(3)	34	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2026 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of September 30, 2026		As of September 30, 2025
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(1,282,785)	$13,006,681	$(685,489)	$9,831,993
Less – accumulated depreciation	(223,634)	4,791,777	(192,481)	4,270,907
	(1,059,151)	8,214,904	(493,008)	5,561,086
Cash and cash equivalents	(35,344)	716,607	(35,981)	565,833
Tenant receivables and accrued revenue, net	(8,665)	283,088	(6,962)	244,276
Investment in unconsolidated entities, at equity	(4,944)	(3,975,150)	(3,583)	(2,586,425)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	(13,221)	54,458	(848)	52,825
Deferred costs and other assets	(86,325)	1,094,963	(21,914)	1,344,888
Total assets	$(1,207,650)	$6,388,870	$(562,296)	$5,182,483
LIABILITIES:
Mortgages and unsecured indebtedness	$(490,275)	$7,418,526	$(239,064)	$6,273,277
Accounts payable, accrued expenses, intangibles, and deferred revenues	(40,087)	538,080	(21,209)	465,840
Cash distributions and losses in unconsolidated entities, at equity	—	(1,789,559)	—	(1,747,430)
Dividend payable	—	—	—	—
Lease liabilities	(13,360)	56,224	(848)	48,634
Other liabilities	(50,225)	165,599	(50,473)	142,162
Total liabilities	(593,947)	6,388,870	(311,594)	5,182,483
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	$(258,399)	$—	$(229,428)	$—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(355,304)	—	(21,274)	—
Total equity	(355,304)	—	(21,274)	—
Total liabilities and equity	$(1,207,650)	$6,388,870	$(562,296)	$5,182,483

3Q 2026 SUPPLEMENTAL	42

GUIDANCE RECONCILIATION
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Real Estate FFO per diluted share:
	LOW END	HIGH END
FOR THE YEAR ENDING DECEMBER 31, 2026
Estimated net income attributable to common stockholders per diluted share	$6.32	$6.42
Add: Depreciation and amortization including Simon’s share of unconsolidated entities	6.45	6.45
Less: Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net*	(0.17)	(0.17)
Estimated FFO per diluted share	$12.60	$12.70
Add: Loss due to disposal, exchange or revaluation of equity interests, net*	0.06	0.06
Add: Other platform investments, net of tax*	0.30	0.30
Add: Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net*	0.34	0.34
Estimated Real Estate FFO per diluted share	$13.30	$13.40

*
Amounts represent year-to-date actual results for the respective line items. The Company is not providing guidance for these line items.

3Q 2026 SUPPLEMENTAL	43